UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2012

SANTO MINING CORP.

(Exact name of registrant as specified in its charter)

Nevada	333-169503	27-0518586
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Plaza Tania, Romulo Betancourt No 28 Local 306 Bella Vista, Santo Domingo, Dominican Republic
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 809-535-9443

Santo Pita Corporation
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see  General Instruction A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.03      Amendments to Articles of Incorporation of Bylaws; Change in Fiscal Year

On March 19, 2012, Santo Mining Corp. (the “Company”) filed a Certificate of Amendment to its Articles of Incorporation (the “Amendment”) to change its name from “Santo Pita Corporation” to “Santo Mining Corp.” (the “Name Change”) and to increase the authorized shares of common stock of the Company from 100,000,000 to 450,000,000 (the “Increase”). The Amendment was effective as of March 19, 2012. A copy of the Amendment is attached to this Current Report on Form 8-K (this “Report”) as Exhibit 3.1.

Item 5.07 Submission of Matters to a Vote of Security Holders

As described in further detail in Item 8.01, on March 12, 2012, the Company received written consent from the stockholders in lieu of a special meeting.  The disclosures in Item 8.01 of this Report regarding the Forward Split, the Name Change and the Increase are incorporated herein by reference in its entirety.

Item 8.01 Other Events

On March 12, 2012, the Company received written consent of the stockholders in lieu of a special meeting to effect a stock split of the Company’s issued and outstanding shares of common stock, the Name Change and the Increase.

The Company received written consent from majority holders of the Company constituting 59.56% of voting securities to effect a forward split of the Company’s issued and outstanding shares on a basis of 1 for 4.5 (the “Forward Split”).  Upon effect of the Forward Split, the Company’s issued and outstanding shares of common stock shall increase from 56,266,663 to 253,199,984.

The Forward Split has received approval from the Financial Industry Regulatory Authority (“FINRA”) and will be effective as of March 26, 2012.

Item 9.01      Financial Statements and Exhibits

(d)  Exhibits

Exhibit No.	Description
3.1	Amendment to Articles of Incorporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 22, 2012

SANTO MINING CORP.

By:	/s/ ROSA HABEILA FELIZ RUIZ
Rosa Habeila Feliz Ruiz President and Chief Executive Officer

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